Exhibit 5

MARK O. VAN WAGONER

ATTORNEY AT LAW

175 EAST 400 SOUTH, SUITE 900

SALT LAKE CITY, UTAH 84110

(801) 355-3351

Facsimile

(801) 524-1000

April 24, 2007

Reddi Brake Supply Corporation

175 East 400 South Suite 900

Salt Lake City, Ut.  84111

Re:

S-8 Registration

Dear Sirs:

We have acted as counsel for Reddi Brake Supply Corporation, a Nevada corporation (the "Company"), in connection with the registration statement on Form S-8 being filed by the Company under the Securities Act of 1933, as amended, with respect to 500,000 shares (the "Shares") of the Company's common stock, $.0001 par value (the "Common Stock"), which may be issued by the Company pursuant to the Company's 2007 Stock Compensation Plan (the "Plan").

In connection with such registration statement, we have examined such records and documents and such questions of law as we have deemed appropriate for purposes of this opinion. On the basis of such examination, we advise you that in our opinion the Shares have been duly and validly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non -assessable.

We hereby consent to the filing of this opinion as an exhibit to the foregoing registration statement.

Very truly yours,

/s/ Mark O. Van Wagoner

 Mark O. Van Wagoner